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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
CAP ROCK ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cap Rock Energy Corporation

November 8, 2002

Dear Shareholder:

        Please join us for Cap Rock Energy Corporation's first Annual Meeting of Shareholders. We are very excited about being the first electric cooperative to convert to a publicly held corporation and the first electric utility to become a public company in over 60 years. At the invitation of the American Stock Exchange, our historic first Annual Meeting of Shareholders will be held in the Board Room at the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1872, on Monday, December 2, 2002, at 11:00 a.m. E.S.T.

        The Board of Directors has nominated the two present directors whose terms of office expire this year to continue to serve as Class I directors. In addition, certain stock purchase and stock compensation plans and ratification of KPMG LLP as our independent public accountants are being submitted for approval by shareholders. The stock purchase and stock compensation plans are being presented to Shareholders to comply with various statutory and stock exchange rules and to add flexibility in designing compensation programs as the Company moves forward as a public company. The enclosed notice of the meeting and proxy statement contain detailed information about the business to be transacted at the meeting.

        We urge you to read the proxy statement carefully. Whether or not you plan to attend the annual meeting, please take time to vote as soon as possible by completing and mailing the enclosed proxy card.

        I extend my thanks for your continued investment in the Company.

Sincerely,
/s/ DAVID W. PRUITT DAVID W. PRUITT Co-Chairman of the Board, President and Chief Executive Officer

CAP ROCK ENERGY CORPORATION
500 West Wall Street, Suite 400
Midland, Texas 79701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Monday, December 2, 2002
Time:	11:00 a.m. E.S.T.
Place:	Board Room of the American Stock Exchange 86 Trinity Place, New York, New York 10006-1872
Purpose:	•	To elect two Class I directors to serve for a term of three years;
	•	To approve amendments to the Cap Rock Energy Corporation Employee Stock Purchase Plan;
	•	To approve amendments to the Cap Rock Energy Corporation Stock Incentive Plan;
	•	To approve the Cap Rock Energy Corporation Stock for Compensation Plan;
	•	To ratify the Board's appointment of KPMG LLP as independent public accountants;
	•	To conduct other business properly raised before the meeting and any adjournments or postponements of the meeting.
Record Date:	You may vote if you were a shareholder of record on October 17, 2002
Proxy Voting:	Your vote is important. You may vote in person at the meeting or by signing, dating and returning your proxy card in the enclosed postage-paid envelope.
On behalf of the Board of Directors,
/s/ RONALD W. LYON RONALD W. LYON Corporate Secretary

Midland, Texas November 8, 2002

PROXY STATEMENT

        The Board of Directors of Cap Rock Energy Corporation (the "Company"), a Texas corporation, is soliciting proxies for the 2002 Annual Meeting of Shareholders. This proxy statement and the accompanying proxy card contain information about the items you will vote on at the annual meeting. We began mailing these documents to shareholders on or about November 8, 2002.

VOTING PROCEDURES—QUESTIONS AND ANSWERS

Who may vote and how many votes do I have?

        You may attend the meeting and vote, or vote by proxy, if you owned shares of the Company's common stock at the close of business on October 17, 2002. For each matter presented at the meeting, you have one vote for each share you owned on that date. On the record date, there were outstanding and entitled to vote 1,302,355 shares of our common stock.

How do proxies work?

        The Board of Directors is asking for your proxy. By signing and returning the proxy card, you are authorizing the individuals named as proxies to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director nominees. If you sign and return the enclosed proxy card but do not specify how to vote, the persons named as proxies will vote your shares for our director nominees, approve the stock purchase and stock compensation plans and ratify the appointment of independent public accountants. Unless you indicate otherwise on your proxy form, you also authorize the proxies to vote your shares on any matters not known by your Board at the time this proxy statement was printed and which, under the Company's By-Laws, may be properly presented for action at the Annual Meeting.

How do I vote?

        You may vote in person by attending the meeting or by proxy by completing, signing, dating and returning the enclosed proxy by mail. If a broker or other nominee holds your shares in "street name," you will receive instructions from them that you must follow in order to vote your shares. Whether or not you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

What does it mean if I receive more than one proxy card?

        You may receive more than one proxy card depending on how you hold your shares. You will receive a proxy card for shares registered in your name. If you hold shares through someone else, such as a bank or broker, you may also receive material from them asking how you want to vote. If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Please sign and return all proxy cards to be certain that all your shares are voted.

Can I change my vote?

        You can revoke your proxy before the time of voting at the meeting in several ways (the revocation has to be received before the start of the meeting to be accepted):

    •
    by signing and returning another proxy with a later date;
    •
    by notifying our Corporate Secretary in writing that you are revoking your proxy; or
    •
    by attending the meeting and voting in person.

Who can attend the annual meeting?

        Only shareholders of record on October 17, 2002, or their duly appointed proxies and our invited guests may attend the meeting. Registered shareholders are asked to bring the "Admission Ticket" found at the bottom of the proxy card. If you hold your shares in the name of a bank, broker or other holder, please bring proof of ownership on the record date with you to the meeting. A bank or brokerage account statement showing you owned Company common stock on October 17, 2002, is acceptable proof.

What constitutes a "quorum" for the meeting?

        A quorum is necessary to conduct business at the meeting. A quorum requires the presence of one-third of the outstanding shares entitled to vote, in person or represented by proxy. You are part of the quorum if you have voted by proxy.

        Abstentions, broker non-votes and votes withheld from director nominees count as "shares present" at the meeting for purposes of determining a quorum. However, abstentions and broker non-votes do not count in the voting results. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.

How many votes are needed?

        Director nominees receiving the most votes will be elected. Approval of any other items being considered requires a majority of the shares present and voting at the meeting.

        Computershare Investor Services, the independent proxy tabulator, will count the votes and acts as the inspector of election for the meeting.

Who pays for the solicitation of proxies?

        The Company will pay the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes. In addition to the use of the mail, proxies may be solicited personally, or by telephone or electronic media by our regular employees with no additional compensation for any solicitation efforts.

1.    ELECTION OF DIRECTORS

Directors and Nominees for Directors

        Our Board of Directors currently consists of seven directors divided into three classes: Class I, Class II and Class III. At each annual meeting of shareholders, the directors constituting one class are elected for a three-year term. The terms of the directors of Class I expire with this meeting. Our bylaws require each class to be as nearly equal in number as possible, with no class to include fewer than two directors.

        Each nominee has consented to being named as a nominee and to serve, if elected. While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more are unable to do so, the proxies will be voted for substitute nominees selected by our Board of Directors.

Nominees: Class I—Term Expiring in 2005

Michael D. Schaffner (age 55)

        Michael D. Schaffner has been director of the Company since October 1999, and served as Secretary and Treasurer from August 2001 to August 2002. He also has served as a director of Cap Rock Electric Cooperative, Inc. (the "Cooperative"), the predecessor to the Company, from October 1999 to present, and prior to that he served as a director of McCulloch Electric Cooperative, Inc., a cooperative that combined with the Cooperative. Mr. Schaffner is engaged in public accounting in Brady, Texas, and is the owner of his own public accounting firm.

Newell W. Tate (age 73)

        Newell W. Tate has been a director of the Company since its inception in December 1998 and has served as a director of the Cooperative from September 1986 to present. Mr. Tate is a farmer and owns and operates his own agricultural businesses.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE ABOVE NOMINEES.

Continuing Directors

Class II—Term Expiring in 2003

Sammie D. Buchanan (age 58)

        Sammie D. Buchanan has been a director of the Company since its inception and has served as a director of the Cooperative from September 1975 to present. Mr. Buchanan is a farmer and rancher and owns and operates his own agricultural businesses.

Jerry R. Hoelscher (age 53)

        Jerry R. Hoelscher has been a director of the Company since its inception and has served as a director of the Cooperative from February 1995 to present. Mr. Hoelscher is a farmer and rancher and owns and operates his own agricultural businesses.

Floyd L. Ritchey (age 63)

        Floyd L. Ritchey has been a director of the Company since February 1999 and has served as a director of the Cooperative from February 1999 to present. Prior to that he served as a director of Lone Wolf Electric Cooperative, Inc., a cooperative that combined with the Cooperative. Mr. Ritchey is a farmer and rancher and owns and operates his own agricultural businesses.

Class III—Term Expiring in 2004

Russell E. "Rusty" Jones (age 57)

        Russell E. "Rusty" Jones has been a director of the Company since its inception and currently serves as Co-Chairman of the Board of the Company. He also has been a member of the Board of Directors of the Cooperative since September 1979 and currently serves as Chairman of the Board of the Cooperative. Mr. Jones is a farmer and rancher and owns and operates his own agricultural businesses.

David W. Pruitt (age 56)

        David W. Pruitt has served as a director of the Company since its inception and was elected as a Co-Chairman of the Board in February 2001. He has served as the President and Chief Executive Officer of the Company since its inception. Mr. Pruitt has also served as the President and Chief Executive Officer of the Cooperative since August 1987.

Board Meetings and Committees of the Board of Directors

        The Company was formed in accordance with the plan adopted by the members of the Company's predecessor, Cap Rock Electric Cooperative, Inc., to convert the Cooperative from a member owned electric cooperative to a shareholder owned business corporation. Activities of the Company prior to the conversion are those of the Cooperative, unless specifically identified otherwise.

        Our Board of Directors met six times during the nine months ended December 31, 2001 ("the 2001 transition period"). During that period, all directors attended at least 75% of the total number of board and committee meetings held while they served as a director or member of a committee. We have an Audit Committee and a Compensation Committee.

        The Audit Committee is currently composed of all members of the Board except David W. Pruitt. No member of the Audit Committee may be an officer of the Company. Each of the Audit Committee members is an independent director as required by the rules of the American Stock Exchange. The principal responsibilities of the committee are described in the Audit Committee Charter that is reviewed annually by the committee, a copy of which is attached to this proxy. The charter was recently modified to reflect the provisions and requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee recommends to the Board of Directors the firm of independent public accountants to annually audit the books and records of the Company. The Audit Committee reviews and reports on the activities of the independent public accountants to the Board of Directors and reviews and advises the Board of Directors as to the adequacy of the Company's system of internal accounting controls.

        The Compensation Committee is currently composed of three members: Jerry R. Hoelscher (Chairman), Sammie Buchanan and Floyd L. Ritchey. No member of the Compensation Committee may be an officer of the Company. The Compensation Committee makes recommendations to the Board of Directors regarding salaries and any supplemental compensation of the executive officers and acts upon management's recommendations for salary and supplemental compensation for all other officers. The Compensation Committee also acts upon management's recommendations that require director action with respect to all employee pension, welfare and benefit plans.

Compensation of Directors

        Each of our directors, with the exception of David W. Pruitt, is considered an outside director because they are not salaried employees of the Company. For the nine month period ended December 31, 2001, outside directors received $380 for attendance at scheduled board meetings, $50 for each special board or committee meeting held by telephone and $90 for attendance at any other special board or committee meeting. In addition, outside directors received reimbursement for actual out-of-pocket expenses for attendance at board meetings, healthcare coverage and an annual performance bonus of $2,800 for the 2001 transition period.

        Beginning in 2002, the standard arrangements for compensation of Board members was changed:

    •
    fees for scheduled board meetings was eliminated;
    •
    committee meeting attendance and telephone meeting fees were changed to $500 and $250, respectively;
    •
    stock awards of $10,000 annually, with each director having the option to choose all stock, or half stock and half cash;
    •
    outside directors who resign from the Board, become advisory directors and were former directors of the Cooperative will receive the same benefits as a director for up to six years. If the advisory director should resign during the six year period, he will be entitled to receive stock options for 35,000 shares at an exercise price equal to the market price on the date of grant;
    •
    outside directors who resign from the Board, choose not to become an advisory director, but were former directors of the Cooperative will receive stock options for 35,000 shares at an exercise price which is the lesser of $2 per share, or 90% of the average listed price of the stock for the last five trading days.

Audit Committee Report

        Under the Audit Committee Charter, the Company's management has the primary responsibility for preparing the Company's financial statements and establishing and maintaining an appropriate system of internal controls related to the financial reporting process. The independent public accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and provide oversight of management's responsibility. The Audit Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent public accountants' work. The Committee held one meeting during the 2001 transition period.

        In fulfilling its responsibilities for the 2001 transition period, the Audit Committee:

    •
    recommended to the Board of Directors the selection of the Company's independent public accountants, Arthur Andersen LLP for the 2001 transition period;
    •
    reviewed and discussed the Company's audited financial statements with management;
    •
    discussed with Arthur Andersen LLP the matters required to be communicated under Statement of Auditing Standards No. 61, Communication with Audit Committees, as then in effect;
    •
    received from Arthur Andersen LLP the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as then in effect;
    •
    discussed with Arthur Andersen LLP its independence;
    •
    received a report from the Company's Senior Vice President and Chief Financial Officer on Arthur Andersen LLP's qualifications, independence and responses to the Company's due diligence questions; and
    •
    met with management and representatives of Arthur Andersen LLP to review the Company's audited financial statements and the overall quality of the Company's accounting and financial reporting.

        Based on the actions detailed in this report, the Audit Committee approved the audited financial statements and recommended to the Board that they be included in the Company's Annual Report on Form 10-K for the nine months ended December 31, 2001, and for such report to be filed with the Securities and Exchange Commission. The Audit Committee's authorization considered their review of Arthur Andersen LLP's qualifications as independent public accountants for the Company. In addition, the review included matters required to be considered under Securities and Exchange Commission rules on auditor independence, including the nature and extent of non-audit services. In the Audit Committee's business judgment, the nature and extent of non-audit services performed by Arthur Andersen LLP during the 2001 transition period did not impair the firm's independence.

        The Audit Committee also reviewed management's proposal to change the Company's year end from March 31 to December 31, and recommended approval of the change to the Board.

        The Audit Committee has recommended to the Board and the Board has endorsed the appointment of KPMG LLP as the Company's independent public accountants for the year ending December 31, 2002. Ratification of KPMG LLP as the Company's independent accountants is Item 5 on the Proxy card.

The Audit Committee
Jerry R. Hoelscher, Chairman Sammie D. Buchanan Newell W. Tate

Compensation Committee Report

        The Compensation Committee of the Board of Directors (the "Committee"), which is composed of three non-employee directors, administers the executive compensation programs of the Company. The Committee reviews and approves all issues pertaining to executive compensation. The objective of the Company's compensation programs is to provide compensation that enables the Company to attract, motivate and retain talented and dedicated executives, foster a team orientation toward the achievement of business objectives, and directly link the success of our executives with that of our shareholders. The Committee held one meeting during the 2001 transition period.

        The Company extends participation in its incentive programs to certain key employees, in addition to executive officers, based on their potential to contribute to increasing shareholder value. The Company intends to expand incentive programs to all regular employees of the Company in the future.

        In structuring the Company's compensation plans, the Committee takes into consideration Section 162(m) of the Internal Revenue Code (which disallows the deduction of compensation in excess of $1 million except for certain payments based upon performance goals) and other factors the Committee deems appropriate. As a result, if compensation in excess of $1 million is paid under the Company's compensation plans, a portion may not be deductible under Section 162(m).

•      Base Salary Compensation

        A base salary range is established for each executive position to reflect the potential contribution of each position to the achievement of the Company's business objectives and to be competitive with the base salaries paid for comparable positions in the national market by similar companies. The Committee utilized industry information for compensation purposes. In addition, the Committee considers information about other companies with which the Committee believes the Company competes for executives, but which are not part of such industry information.

        Within the established base salary ranges, actual base salary is determined by the Company's performance in relation to attainment of specific goals, and a subjective assessment of each executive's achievement of individual objectives and managerial effectiveness. The Committee annually reviews the performance of the Co-Chairman of the Board, President and Chief Executive Officer and receives reports on other executive officers whose performances are reviewed by the Chief Executive Officer. The Committee, after consideration of the Company's financial performance and such other subjective factors as the Committee deems appropriate for the period being reviewed, establishes the base compensation of such officers.

        In reviewing the annual achievement of each executive and setting the new base annual salary levels for 2001, the Committee considered each individual's contribution toward meeting the board-approved budgeted financial plan for the previous year, customer satisfaction, compliance with the Company's capital financial plan, the individual's management effectiveness and the individual's base compensation compared to the national market.

•      Annual Incentive Compensation

        All executive officers are eligible for annual incentive compensation.

        The primary form of annual incentive compensation is the Company's Annual Incentive Plan for employees selected by the Committee, including the named executive officers, which have an opportunity to directly and substantially contribute to the Company's achievement of short-term objectives. Annual incentives are structured so that potential compensation is based upon evaluation of the CEO and the accomplishment of goals set during the year and the CEO's evaluation of selected employees which include the named executive officers.

        For 2001, Mr. Pruitt was eligible for an annual short-term incentive target of up to 30% of base salary. Other participants were eligible for annual short-term incentive payments as determined by the CEO. The annual incentive for selected employees and executive officers was tied to the attainment of individual goals and management skills. The balance was based upon the Company's achievement of goals that are established annually. Mr. Pruitt's annual incentive was determined to be $59,100. The annual incentive for the named executive officers was determined to be $9,000 for Mr. North and $25,000 for Mr. Prough.

        Changes in annual incentive compensation to the named executive officers in 2001 compared to 2000 resulted from an individual's relative attainment of his or her goals, the achievement of certain performance standards for business units over which an executive officer had responsibility, and the Company achieving certain financial and performance goals.

•      Achievement Based Compensation

        In October 1992, the Cooperative entered into an Achievement Based Contract-Southwestern Public Service Company ("ABC-SPS Contract") with David W. Pruitt, Ulen North and two former employees. In accordance with the terms of the ABC-SPS Contract, the compensation distributed to the individuals equals 2% of the annual net purchased power cost savings derived from the SPS purchased power contract compared to the prior Texas Utilities purchased power contract and the power supply agreements for the Hunt-Collin Division. The compensation is computed as of the end of each calendar year based on an assessment of the estimated savings and is approved by the Compensation Committee. The ABC-SPS Contract, which has been assumed by the Company, expired in October 2002. In 2002, Mr. Pruitt and Mr. North will each receive $23,845 in bonuses under the ABC-SPS Contract for the twelve months ended December 31, 2001.

        In June 1999, the Cooperative entered into an Achievement Based Compensation Contract-Merger or Acquisition With Other Electric Utilities ("ABC-Merger Contract") with the named executives, certain other officers, and its directors and advisory directors, a total of 16 individuals. The ABC-Merger Contract was amended in 2000. In accordance with the terms of the ABC-Merger Contract, the participants receive compensation equal to 1.5% of the total assets added to the Cooperative or the Company by merger or acquisition since 1990. Total assets added means only those mergers or acquisitions of electric or telephone cooperatives or municipal electric systems that require only the assumption of debt and equity. Amounts paid under the ABC-Merger Contract are allocated 60% to participating executive officers, 10% is allocated to the general counsel and 30% is allocated to directors and advisory directors. The ABC-Merger Contract, which has been assumed by the Company, expires in August 2010. No amounts have been paid or accrued under the ABC-Merger Contract for the 2001 transition period.

        In August 2001, the Cooperative entered into an Achievement Based Compensation Contract-Power Transmission Contract ("ABC-Power Transmission Contract") involving its executive officers, including the named executives, directors and a former director. The Company has assumed the ABC-Power Transmission Contract. In accordance with the terms of the ABC-Power Transmission Contract, the participants will receive compensation equal to 1.0% of the net profit or net capital acquired by the Cooperative or Company in connection with the sale or leaseback of the transmission system if payment is taken in cash or 2.0% if payment is taken in stock of the Company. Payment will be deferred until the earlier of 2003 or new equity is raised by the Company in the amount of $5 million or more. Amounts paid under the ABC-Power Transmission Contract are allocated 60% to the executive officers and the remaining 40% is allocated equally to each of the directors and the former director. No amounts have been paid or accrued under the Power Transmission Contract.

•      Stock Based Compensation

        Stock incentive compensation is offered to employees who are in positions that can affect the Company's long-term success through the formation and execution of its business strategies. Stock incentive compensation is made under the Company's Stock Incentive Plan (the "SIP"). Subject to shareholder approval of proposed amendments to the SIP, the Company intends to expand the SIP to allow grants to all full-time regular employees of the Company. See Item 3 for a discussion of the proposed amendments to the SIP. The SIP has been established to advance the interests of the Company and its shareholders by providing a means to attract, retain and motivate employees, directors and consultants upon whose judgment, initiative and effort the Company's continued success, growth and development is dependent. The purposes of stock incentive compensation are to: (1) focus key employees' efforts on performance which will increase the value of the Company to its shareholders; (2) align the interests of management with those of the Company's shareholders; (3) provide a competitive long term incentive opportunity; (4) provide a retention incentive for key employees; and (5) provide a method to reduce the Company's short term cash needs.

        Under the SIP, awards are provided to such participants, and in such amounts, as the Committee deems appropriate. The number and form of awards vary on the basis of position and pay level. The level of total compensation for similar positions in companies considered comparable by the Committee is used as a reference in establishing the level of awards.

        No stock incentive grants were made in 2001.

        In June 2002, the Committee adopted, subject to shareholder approval, a Stock for Compensation Plan that allows the Company's officers, including the named executive officers, directors and other key employees selected by the Compensation Committee to elect to receive cash compensation in the form of common stock. See Item 4 for a more complete description of the Stock for Compensation Plan.

        In the event of a change in control, such stock based incentives or compensation may accelerate and vest, and restrictions or performance criteria lapse. No shares have been granted under these plans.

        Since the Company's listing on the American Stock Exchange and public trading of the Company's common stock, the Company has conducted a review of these plans as it has been preparing to implement them. As a result of this review, the Company is proposing amendments to its stock plans to make them more flexible to meet the objectives of the Company and to make the plans, in the opinion of the Board, easier to administer. Shareholders are being asked to approve amendments to the Stock Incentive Plan and the Employee Stock Purchase Plan and adoption of the Stock for Compensation Plan discussed below in order to comply with various statutory and stock exchange requirements.

•      Chief Executive Officer

        Mr. Pruitt's base salary and his annual short-term incentive compensation are established annually. In recommending the base salary to be effective in 2001, while not utilizing any specific performance formula and without ranking the relative importance of each factor, the Committee took into account relevant salary information in the national market and the Committee's subjective evaluation of Mr. Pruitt's overall management effectiveness in his position as Co-Chairman of the Board, President and Chief Executive Officer of the Company and his achievement of individual goals. Factors considered included his continuing leadership of the Company and his contribution to strategic direction, management of change in an increasingly competitive environment, management of operations, and the overall productivity of the Company. Mr. Pruitt's base salary was increased to $200,000 in 2001.

        Based upon the above factors, Mr. Pruitt's 2001 short term incentive compensation was set at $59,100. Mr. Pruitt will also receive $23,845 under the Achievement Based Contracts for 2001.

The Compensation Committee
Jerry R. Hoelscher, Chairman Sammie D. Buchanan Floyd L. Ritchey

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

Certain Beneficial Owners of Common Stock

        Other than as set forth in the following table, we know of no other beneficial owner of more than five percent of our outstanding common stock. The information provided is as of October 17, 2002.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Cap Rock Energy Corporation Shareholders' Trust 115 S. Travis Sherman, TX 75090	346,958 shares of Common Stock	26.6%

(1)
As reported in Schedule 13D filed with the Securities and Exchange Commission on October 3, 2002. Trustees of the Trust are Alfred J. Schwartz and Robert G. Holman, who have shared power to vote and dispose of the shares, pursuant to certain provisions in the Trust document.

Security Ownership of Management

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 17, 2002, by each of our directors and named executive officers, and by all of our directors and executive officers as a group.

        Except as otherwise indicated below, each of the persons named in the table have sole voting and investment power with respect to the shares beneficially owned by such person as set forth opposite such person's name:

Directors	Number of Shares(1)
Sammie D. Buchanan	359
Jerry R. Hoelscher	1,460
Russell E. Jones	1,727
Floyd L. Ritchey	83
Michael D. Schaffner	182
Newell W. Tate	1,605
Executive Officers
David W. Pruitt	5,900	(2)
Ulen A. North, Jr.	70
Sammy C. Prough	100	(2)
All Directors and Executive Officers as a group (10 individuals)	11,496

(1)
No director or executive officer owns any of our equity securities other than our common stock. Each individual and the group owns less than one percent of the outstanding shares of our common stock.

(2)
Shares purchased in open market transactions at market price.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

        The following table describes the compensation paid to our President and Chief Executive Officer and each of the other executive officers with total compensation in excess of $100,000 for services rendered during the nine months ended December 31, 2001, and the years ended March 31, 2001 and 2000. Other compensation includes company paid benefit plan contributions, major medical coverage and life insurance.

Annual Compensation
Name and Position	Year	Salary	Bonus	Other Annual Compensation	All Other Compensation(1)
David W. Pruitt Co-Chairman of the Board, President and Chief Executive Officer	Nine Months Ended December 31, 2001 Twelve Months Ended March 31, 2001 Twelve Months Ended March 31, 2000	$155,734 181,009 162,812	$96,526 128,983 239,790	$4,468 3,897 1,555	$19,085 49,035 45,696
Ulen A. North, Jr. Executive Vice President	Nine Months Ended December 31, 2001 Twelve Months Ended March 31, 2001 Twelve Months Ended March 31, 2000	89,200 103,874 99,256	41,668 41,313 160,595	— — —	12,707 41,904 39,873
Sammy C. Prough Vice President and Chief Operating Officer	Nine Months Ended December 31, 2001 Twelve Months Ended March 31, 2001 Twelve Months Ended March 31, 2000	63,931 82,688 75,264	32,618 25,770 79,929	— — —	9,820 13,620 10,940

        In October 2001, the Company changed its year end from March 31 to December 31. Therefore, compensation data is presented for the two fiscal years ended March 31 and the nine-month transition period ended December 31, 2001.

(1)
The nine months ended December 31, 2001, includes $14,913, $9,759 and $7,766 for Messrs. Pruitt, North and Prough, respectively, for Company contributions to the 401(K) plan; $4,172, $2,948 and $2,054 for premiums paid on term life insurance for Messrs. Pruitt, North and Prough, respectively.

Equity Compensation Plans

        The following table sets forth certain information regarding the Company's equity compensation plans as of December 31, 2001:

		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (b)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights
Plan Category
	(a)	(b)
Equity compensation plans approved by security holders	—	—	500,000
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	500,000

Employment and Change in Control Agreements

        The Company has entered into employment contracts, which contain change in control provisions, with the named executive officers and three other executives. The agreements are intended to insure the officers' continued service and dedication to us and to ensure their objectivity in considering, on our behalf, any transaction that would result in a change in control of us. The material terms of those contracts are as follow:

        David W. Pruitt's contract commenced in August 1992 and is for an initial term of 10 years. Unless a written notice to terminate the contract at the end of the initial term is given at least 360 days prior to the eighth anniversary of the initial term, the contract term is automatically extended for a three-year term from the eighth anniversary date. Thereafter, unless a written notice to terminate the contract is given 90 days prior to any subsequent anniversary date, the contract automatically extends for an additional three-year term. The contract can be terminated earlier for good cause, as defined in the contract, which includes dishonesty and neglect by Mr. Pruitt of his job duties. There is also a provision in Mr. Pruitt's contract that if his job responsibility and authority are limited, changed or eliminated or if he is required to move from the Midland, Texas, area, he will be paid for the remainder of the term of his contract. Mr. Pruitt's contract has been extended to August 2005. If there is a change in control and the contract terminates, Mr. Pruitt will receive an amount equal to six times the sum of his annual base salary and the greater of the highest bonus awarded to him in a prior year or 50% of his annual base salary. The contract also has provisions for healthcare coverage similar to that of a retiree, reimbursement of any tax or tax payments Mr. Pruitt may be required to make for any excise tax imposed under Section 4999 of the Internal Revenue Code, and reimbursement of any taxes resulting from the excise tax reimbursement.

        Other officers, including the named executives, have contracts with initial terms of one to two years. Unless a written notice to terminate is given prior to an anniversary date of the contract, they automatically renew for a one to two year term. The contracts can be terminated earlier if the Chief Executive Officer determines that the officer is not properly performing the duties of his or her job or for cause, as defined in the contract, which includes dishonesty and neglect by the officer of his job duties. If the contract is terminated for any other reason, other than a change of control, the officer will receive an amount equal to his or her current salary and benefits for a period of one to two years. If there is a change of control and the contract terminates, the officer will receive an amount equal to six times the sum of his or her annual base salary and the greater of the highest bonus awarded to him or her in a prior year or 50% of his or her annual base salary. The contracts also have provisions for healthcare coverage similar to that of a retiree, reimbursement of any tax or tax payments the officer may be required to make for any excise tax imposed under Section 4999 of the Internal Revenue Code, and reimbursement of any taxes resulting from the excise tax reimbursement.

        In the event of a termination by the Company other than for cause, stock based incentives or compensation accelerate and vest, and restrictions or performance criteria lapse.

PERFORMANCE GRAPH

        As the Company's common stock was not issued to shareholders until February 2002, no performance graph is presented for 2001.

PROPOSED STOCK COMPENSATION PLANS

        The Board of Directors is presenting the following stock plans for approval by shareholders. These plans have been established to advance the interests of the Company and its shareholders by providing a means to attract, retain and motivate employees, directors and consultants upon whose judgment, initiative and effort the Company's continued success, growth and development is dependent. The purposes of stock incentive compensation are to: (1) focus employees' efforts on performance which will increase the value of the Company to its shareholders; (2) align the interests of management and employees with those of the Company's shareholders; (3) provide a competitive long term incentive opportunity; (4) provide a retention incentive for key employees; and (5) reduce the Company's short term cash needs.

        The Cap Rock Energy Corporation Employee Stock Purchase Plan and the Cap Rock Energy Corporation Stock Incentive Plan were previously approved by the Company's sole shareholder and were included as part of the conversion plan presented to, and approved by, the Cooperative's members as part of the process of the Company becoming a public company. Since the Company's listing on the American Stock Exchange and public trading of the Company's common stock, the Company has conducted a review of these plans as it has been preparing to implement them. As a result of this review, the Company is proposing amendments to these plans to make them more flexible to meet the objectives of the Company and to make the plans, in the opinion of the Board, easier to administer. Shareholders are being asked to approve the amendments to these plans and approve the Cap Rock Energy Corporation Stock for Compensation Plan discussed below, in order to comply with various statutory and stock exchange requirements.

2.    PROPOSAL TO APPROVE AMENDMENTS TO THE CAP ROCK ENERGY CORPORATION EMPLOYEE STOCK PURCHASE PLAN

        On October 24, 2000, the Company's Board of Directors adopted the Cap Rock Energy Corporation Employee Stock Purchase Plan (the "ESPP"). The ESPP was also approved on that day by the Company's then sole shareholder and was part of the conversion plan approved by the Cooperative's members as part of the process of making the Company a public company. The Company desires to amend the ESPP to make, in the opinion of the Board, the ESPP more flexible and easier to administer. The ESPP provides a means for eligible employees of the Company and designated subsidiaries to purchase shares of the Company's common stock through payroll deductions or cash payments at a discount and without incurring brokerage fees. The Board believes that the ESPP will promote the interests of the Company and its shareholders by assisting the Company in attracting, retaining and stimulating the performance of employees and by aligning employees' interests through their purchases of common stock with the interests of shareholders. The proposed changes to the ESPP are:

  •
  eliminate concurrent offering periods;

  •
  authorize the Compensation Committee to establish the offering and purchase periods;

  •
  increase the employee contribution limit from 15% to 50% of salary; and

  •
  permit employees to make lump sum contributions to the ESPP, if authorized by the Compensation Committee.

        Shareholder approval of the ESPP is required in order for options granted under the ESPP to qualify for favorable tax treatment under the Internal Revenue Code. The description of the ESPP below is the plan as amended by the proposed amendments. If shareholders do not approve the ESPP as amended, the existing ESPP will remain in effect.

Shares Subject to the ESPP

        The Company's shareholders are being asked to authorize the issuance of up to 150,000 shares of common stock under the ESPP, subject to adjustment from time to time for stock dividends, recapitalization, merger, spin-off and certain other changes in capitalization as provided in the ESPP.

Administration

        The ESPP will be administered by the Compensation Committee of the Board of Directors or such other committee as may be appointed by the Board of Directors to administer the plan. The Committee is authorized to administer and interpret the ESPP and to make such rules and regulations as it deems necessary to administer the ESPP.

Eligibility

        The ESPP is an employee benefit program that enables qualified employees of the Company and its subsidiaries, designated by the Committee, to purchase shares of common stock at a discount through payroll deductions or cash payments without incurring broker commissions. To participate, an employee must have been employed for at least one year at the beginning of the offering period and the employee's customary employment must be for more than 20 hours each week and five months in any calendar year, unless the Committee determines otherwise on a uniform and nondiscriminatory basis. An employee is not eligible to continue participation in the ESPP in the event his or her employment is voluntarily or involuntarily terminated, or if such employee owns or will own, as a result of such participation, shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any related corporation. Currently, approximately all of the Company's 119 employees are eligible to participate in the ESPP, including each of the named executive officers. Outside directors of the Company are not eligible to participate in the ESPP.

Stock Purchases

        The ESPP will be implemented through a series of offerings. The length of each offering period will be established by the Committee, not to exceed 24 months. The Committee may terminate an offering period and commence a new offering period at the end of any purchase period. During these offering periods, participating employees accumulate funds through payroll deductions (not exceeding 50% of compensation) or cash payments at a rate selected by the employee (subject to such maximums and minimums as the Committee may prescribe). No participating employee may be granted an option under the ESPP to purchase common stock that permits the employee to purchase, in any calendar year, shares of common stock with an aggregate fair market value (determined at the time such option is granted) in excess of $25,000.

        The Committee may establish purchase periods during the offering period on which participating employees may purchase shares. Purchase periods established by the Committee may be bi-weekly, monthly, quarterly, annually or such other period as the Committee may establish not to exceed the length of the offering period. At the end of each purchase period, the market price of the Company's common stock is determined and the participating employees' accumulations are used to purchase the appropriate number of shares of common stock. The purchase price per share of common stock under the ESPP will be established by the Committee, but may not be less than the lower of 85% of the per share fair market value of the common stock on the first day of the offering period or the last day of each purchase period. The average of the high and low prices of a share of the Company's common stock on October 25, 2002 was $10.45, as reported on the American Stock Exchange.

Federal Income Tax Consequences

        THE FOLLOWING DISCUSSION IS INTENDED TO PROVIDE AN OVERVIEW OF THE U.S. FEDERAL INCOME TAX LAWS WHICH ARE GENERALLY APPLICABLE TO AWARDS GRANTED UNDER THE PLAN AS OF THE DATE OF THE PROXY STATEMENT. PEOPLE OR ENTITIES IN DIFFERING CIRCUMSTANCES MAY HAVE DIFFERENT TAX CONSEQUENCES, AND THE TAX LAWS MAY CHANGE IN THE FUTURE. THIS DISCUSSION IS NOT TO BE CONSTRUED AS TAX ADVICE.

        The Company intends that the ESPP qualify as an "employee stock purchase plan" under Section 423 of the Code. Section 423 allows an employer to grant options to its employees to purchase company stock at a stipulated price without having the employees realize taxable income at the time the option is granted or when exercised. The basis of the stock received on exercise of an option under the ESPP is the exercise price paid for the stock. The Code imposes a holding period for favorable tax treatment upon disposition of common stock acquired under the ESPP equal to the later of two years after the grant date or one year after the purchase date. When the common stock is sold after this holding period, the employee will realize ordinary income up to the amount of any discount (up to a maximum of 15%) from the fair market value of common stock as of the grant date. Any further gain is taxed at long term capital gain rates. If the stock is sold before the holding period expires, the employee will realize ordinary income to the extent of the difference between the price actually paid for the stock and the fair market value of the stock at the purchase date, regardless of the price at which the stock is sold; and any further gain would be capital gain (short term or long term, depending on the holding period). If the sale price is less than the fair market value of the stock on the purchase date, the employee will realize a capital loss equal to such difference.

        The Company may not take a deduction for the difference between the fair market value of the common stock on the date of purchase by the employee and the purchase price paid by the employee, unless the employee disposes of the stock before the statutory holding periods expire.

Amendment and Termination

        The Board of Directors has the power to amend, suspend or terminate the ESPP, provided that the Board may not amend the ESPP without shareholder approval, if such approval is required by Section 423 of the Internal Revenue Code of 1986, as amended ("the Code").

Effective Date and Term of the ESPP

        The ESPP, as amended, shall become effective January 1, 2003, subject to shareholder approval. The ESPP will continue in effect until December 31, 2013, unless terminated sooner by the Board of Directors.

Vote Required for Approval

        The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the annual meeting will be required for adoption of the proposal. Any shares not voted, whether by absention, broker non-votes or otherwise, have no impact on the adoption of the proposal. If this proposal is not approved by the shareholders, the amendments to the ESPP will not be implemented and the existing ESPP will remain in effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENTS TO THE CAP ROCK ENERGY CORPORATION EMPLOYEE STOCK PURCHASE PLAN.

3.    PROPOSAL TO APPROVE AMENDMENTS TO THE CAP ROCK ENERGY CORPORATION STOCK INCENTIVE PLAN

        The Cap Rock Energy Corporation Stock Incentive Plan (the "SIP") was adopted by the Company's Board of Directors and approved by the sole shareholder on October 24, 2000, and was part of the conversion plan approved by the Cooperative's members as part of the process of making the Company a public company. The purposes of the SIP are to advance the interests of the Company and its shareholders by providing a means to attract, retain and motivate employees, directors and consultants of the Company, and certain of its subsidiaries, upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent; focus employees' efforts on performance, which will increase the value of the Company to its shareholders; align the interests of management and employees with those of the Company's shareholders; provide a competitive long term incentive opportunity; and provide a method to reduce the Company's short term cash needs. The Company also plans to expand the SIP to allow awards to all full-time regular employees.

        As part of the conversion plan, awards under the SIP would not be made until an equity offering resulting in at least $5,000,000 of gross proceeds had occurred, and the number of shares available under the SIP was limited to 14% of the Company's common stock. Based upon a review of the Company's objectives and its compensation programs, the Board believes that awards under the SIP should be authorized now without such limitation even though the equity offering has not occurred. The Board believes the benefits obtained from stock compensation should be available to the Company, and if the shareholders approve this proposal, it intends to make awards under the SIP.

        The SIP currently limits the plan to management, directors, key employees and consultants and limits the types of awards to stock options, stock appreciation rights, restricted shares, stock awards, tax benefit rights and director stock options, with the total number of shares of the Company's stock reserved for issuance limited to 500,000 shares. The Board of Directors believes that (a) the Company should have the ability to make awards to all employees selected by the Committee; (b) the number of shares of common stock available for issuance should be increased to 800,000 shares to take into account the expansion of the SIP to include all full-time regular employees; (c) the types of awards allowed under the SIP should include restricted share units, performance shares, performance units, dividend equivalents and other stock-based awards; (d) a limitation ("Performance Limitation") should be applied to stock options, stock appreciation rights, performance shares, performance units, restricted shares and restricted share units intended to qualify for the "performance-based" compensation exception under Section 162(m) of the Internal Revenue Code; (e) the requirement in the conversion plan for completion of an equity offering be eliminated; (f) the 14% limit on the number of shares available under the SIP be eliminated; and (g) the amount and type of grants available as director grants should be expanded from only stock options to include any stock or stock-based grants allowed under the SIP. Qualifying "performance-based" compensation is not subject to the $1 million limitation on the deductibility of certain compensation payable to any of the named executive officers under Section 162(m) of the Code. Shareholder approval of the number of shares authorized for issuance under the SIP is required in order to qualify certain stock options as incentive stock options for federal income tax purposes. Shareholder approval of the Performance Limitation is required in order to qualify awards of stock options, stock appreciation rights, performance shares, performance units and performance-based restricted shares and restricted share units as "performance-based" compensation for purposes of Section 162(m) of the Code.

        A further condition for qualifying performance shares, performance units, performance-based restricted shares and restricted shares units, as "performance based" compensation for purposes of Section 162(m) of the Code, is that the shareholders must approve the possible performance criteria for such awards. The Board of Directors is proposing to add a list of performance criteria from which the Committee may select in making performance-based awards. Under the proposed amendment, the list of performance criteria to be added to the SIP is set out below.

        The amendment to the Stock Incentive Plan proposes the following changes:

  (i)
  Increase the authorized shares from 500,00 to 800,000 shares of common stock;

  (ii)
  Expand eligibility to all full-time regular employees of the Company and its subsidiaries;

  (iii)
  Expand the type of stock-based awards that may be granted to include restricted share units, performance shares, performance units, dividend equivalents and other stock-based awards;

  (iv)
  Remove the requirement pursuant to the conversion plan for completion of an equity offering before implementing the SIP and delete the 14% limit on shares available under the SIP;

  (v)
  Set a Performance Limitation at 200,000 shares (or the equivalent in value) and apply it to stock options and share appreciation rights and to performance shares, performance units, restricted shares, and restricted share units intended to qualify as "performance-based" compensation under Section 162(m) of the Code;

  (vi)
  Add a list of performance criteria from which the Committee may select specific criteria to be used in setting the performance goals for performance shares and performance units, as well as for performance-based restricted shares and restricted share units. The following is the list of criteria set forth in the proposed amendment: total shareholder return; earnings per share; operating income; net income; pro forma net income; return on shareholders' equity; return on designated assets; shareholder value added; revenues; capital gains; expenses; operating profit margin; operating cash flow; net profit margin; management skills in terms of planning and organizing; selection, training and development of subordinates; communication skills, leadership; and achievement of operational strategies in terms of control of accidents, lost time and customer satisfaction. These criteria may be determined by reference to the Company, a subsidiary or affiliate of the Company, or of a division or unit of any of the foregoing; and

  (vii)
  Expand the type of stock-based awards that may be granted to outside directors from stock options to any stock-based award available for grant to employees under the SIP.

        The following provides a summary of the principal features of the SIP, as amended by the proposed amendment.

General

        The Board of Directors believes that the SIP will be an important part of the Company's compensation program by helping to attract and retain motivated, highly competent employees. By providing stock options, restricted stock grants and other equity-related compensation, the Board believes that the participants will have a strong incentive to emphasize shareholder value. The SIP is intended to attract, motivate and retain (1) employees of the Company and its affiliates; (2) non-employee directors of the Company; and (3) consultants selected by the Committee. The SIP is designed to further the growth and financial success of the Company and its affiliates by aligning the interests of the participants, through stock ownership and other incentives, with the interests of the Company's shareholders. The SIP is also intended to meet competitive compensation levels through increases in variable (at-risk) pay rather than traditional base salary and provides a method to reduce the Company's short-term cash compensation requirements.

        The SIP allows the granting of stock options, stock appreciation rights ("SARs"), restricted share and restricted share unit awards, performance share and performance unit awards, dividend equivalent awards, tax benefit rights, director shares in lieu of fees, and other share-based awards (collectively, "Awards") to eligible SIP participants. The Board of Directors believes that the ability to use different types of equity compensation vehicles will give the Company the flexibility needed to adapt most effectively over time to changes in the labor market and in equity compensation practices. The average of the high and low prices of a share of the Company's common stock on October 25, 2002, was $10.45, as reported on the American Stock Exchange.

Shares Subject to the SIP

        The Company's shareholders are being asked to authorize the issuance of up to 800,000 shares of common stock under the SIP. If an Award expires or is canceled without having been fully exercised or vested, the unvested or canceled shares generally will be available thereafter for grants of Awards. The number of shares available for grant under the SIP, as well as outstanding Awards, non-employee director shares, and the numerical limits for individual grants, will be adjusted as appropriate to reflect any stock splits, stock dividends, recapitalization, reorganizations or other changes to the capital structure of the Company. The Committee has not determined the type, amount and conditions of any Awards.

Administration

        The SIP will be administered by the Compensation Committee of the Board or such other committee as may be designated by the Board to administer the SIP. Two or more members of the Committee must qualify as "disinterested persons" under Rule 16b-3 under the Securities Exchange Act of 1934, and as "outside directors" under Section 162(m) of the Internal Revenue Code, for purposes of qualifying amounts received under the SIP as "performance-based compensation."

        Subject to the terms of the SIP, the Committee has the sole discretion to determine the employees and consultants who shall be granted Awards, affiliates that will be participating employers under the SIP, the type and number of Awards to be granted, the number of shares to which Awards may relate, the manner in which an Award may be settled, the manner in which Awards may be deferred, to prescribe the form of Award Agreements, to adopt or alter rules and regulations and to appoint agents to administer the SIP, to correct defects or inconsistencies and to construe and interpret the SIP, to accelerate the exercisability of Awards, and the terms and conditions of all Awards. The Committee may delegate its authority to grant and administer awards to a separate committee appointed by the Committee, but only the Committee may make awards to participants who are executive officers of the Company. The outside director portion of the SIP will be administered by the full Board of Directors, rather than the Committee.

Eligibility

        Employees of the Company and its affiliates (i.e., any entity other than the Company and its subsidiaries that is designated by the Board as a participating employer under the SIP) and consultants to the Company and its affiliates are eligible to be selected to receive one or more Awards. The actual number of employees and consultants who will receive Awards under the SIP cannot be determined because selection for participation in the Plan is in the sole discretion of the Committee.

        The SIP also allows for outside directors to receive all or a portion of their fees in the form of common stock or other stock based awards available for issuance to eligible employees. The terms and conditions of shares to be granted to directors are discussed below under "Director Awards."

Options

        The Committee may grant nonqualified stock options, incentive stock options ("ISOs") or any combination thereof. The Committee will determine the number of shares covered by each option, but during any calendar year, no participant may be granted options or SARs for more than 200,000 shares.

        The exercise price of each option is set by the Committee, and may require achievement of performance criteria established by the Committee. The exercise price of an ISO must comply with the provisions of Section 422 of the Internal Revenue Code that currently provides, among other things, that the aggregate fair market value of the shares (determined on the grant date) covered by ISOs, which first become exercisable by any participant during any calendar year, may not exceed $100,000.

        Stock options may be exercised in whole or in part. The Committee may permit payment through the tender of shares of the Company's common stock then owned by the participant, or by any other means that the Committee determines to be consistent with the SIP's purpose. Any taxes required to be withheld must be paid or withheld at the time of exercise.

        Options become exercisable at the times and on the terms established by the Committee. Options expire at the times established by the Committee, but generally not later than 10 years after the date of grant. The Committee may extend the maximum term of any option granted under the SIP, subject to the preceding limits. The Committee may modify the exercise price (including repricing the option to a lower price) and any other terms or conditions of any option in its discretion.

Director Awards

        Participants who are outside directors will receive a portion of their annual director fees in shares, stock options or other stock-based awards, with the remainder of the fees to be payable either in cash or stock-based awards as elected by the outside director participant. Nothing in the language of the SIP will be interpreted to disqualify the Plan from treatment as a "formula plan" under Securities Exchange Commission Rule 16b-3.

        The required portion of stock compensation will be paid at the beginning of each year, throughout the year or promptly following the outside director's election to the Board, as established by the Board. The elective stock compensation due an outside director participant will be payable on a quarterly basis, as described in the SIP.

        For additional information concerning fees payable to outside directors, see "Compensation of Directors."

Stock Appreciation Rights

        The Committee determines the terms and conditions of each Stock Appreciation Right. SARs may be granted in conjunction with an option, or may be granted on an independent basis. The Committee will determine the number of shares covered by each SAR, but during any calendar year, no participant may be granted options and SARs for more than 200,000 shares.

        SARs are exercisable at the times and on the terms established by the Committee. Upon exercise of a SAR, the participant will receive payment from the Company that is the difference between the exercise price of the right and the fair market value of shares on the exercise date or other date specified by the Committee. The type of payment is determined by the Committee, and may include cash, shares of stock or property.

        SARs expire at the times established by the Committee.

Restricted Share Awards and Restricted Share Unit Awards

        Restricted share awards are shares of stock that are granted subject to restrictions established by the Committee. Restricted share units are rights to receive shares of stock or cash at the end of a specified deferral period subject to restrictions established by the Committee. The number of restricted shares and restricted share granted to a participant will be determined by the Committee.

        In determining the vesting schedule for each Award of restricted shares or restricted share units, the Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the Committee may provide that restricted shares or restricted share units will vest only if one or more performance goals are satisfied. In order for the Award to qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code, the Committee must set out a list of performance criteria to select from in setting performance goals. One or more of the following measures may be used in setting the performance goals: total shareholder return; earnings per share; operating income; net income; pro forma net income; return on shareholders' equity, return on designated assets; shareholder value added; revenues; capital gains; expenses; operating profit margin; operating cash flow; net profit margin; management skills in terms of planning and organizing; selection, training and development of subordinates; communication skills; leadership; and achievement of operational strategies in terms of control of accidents, lost time and customer satisfaction. The Committee may apply the performance measures on a corporate or business unit basis, as deemed appropriate in light of the participant's specific responsibilities. The Committee may, in its sole discretion, accelerate the time at which any restrictions lapse or remove any restrictions. In no event may the total compensation payable to any participant in any calendar year under all performance-based restricted shares, restricted units, performance shares and performance units exceed the equivalent of 200,000 shares.

Performance Share Awards and Performance Unit Awards

        Performance share awards and performance unit awards are amounts credited to the benefit of a participant. A performance share has an initial value equal to the fair market value of a share of the Company's common stock on the date of grant. A performance unit has an initial value that is established by the Committee at the time of its grant. The number of performance shares or performance units, if any, granted to a participant will be determined by the Committee.

        Whether a performance share or performance unit actually will result in a payment to a participant will depend upon the extent to which performance goals established by the Committee are satisfied. The applicable performance goals will be determined by the Committee. In order to qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code, the same measures of performance goals stated under Restricted Share Awards above must be used. In no event may the total compensation payable to any participant in any calendar year under all performance-based restricted shares, restricted units, performance shares and performance units exceed the equivalent of 200,000 shares.

        After a performance share or performance unit award has vested (that is, after the applicable performance goal or goals have been achieved), the participant will be entitled to receive cash, shares or any combination thereof, as determined by the Committee. Unless otherwise determined by the Committee at the date of grant, unvested performance shares and performance units will be forfeited upon the earlier of the participant's termination of employment or the date set forth in the Award agreement.

Dividend Equivalents

        Dividend equivalents are rights to receive cash, shares or other property equal in value to dividends paid with respect to a specified number of shares. Independently or in connection with an Award, the Board may grant dividend equivalents to a participant based on the dividends declared on the shares for record dates during the period between the date an Award is granted and the date such Award is exercised or the date all conditions of the Award shall have been satisfied. Dividend equivalents may be paid or distributed when accrued or deemed to have been reinvested in additional shares or other investment vehicles as determined by the Committee.

        If granted in connection with an Award, dividend equivalents shall be subject to all conditions and restrictions associated with the underlying Awards to which they relate.

        The Company does not currently pay a dividend.

Tax Benefit Rights

        The Committee is authorized to grant Tax Benefit Rights under the SIP to encourage a participant to exercise options and provide certain tax benefits to the Company. A Tax Benefit Right entitles a participant to receive a cash payment not to exceed the amount calculated by multiplying the ordinary income, if any, realized by the participant for federal tax purposes as a result of the exercise of a nonqualified stock option, or the disqualifying disposition of shares acquired under an ISO, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations, plus the applicable state and local tax imposed on the exercise of the option or the disqualifying disposition.

        A Tax Benefit Right may be granted only with respect to an option issued and outstanding or to be issued under the SIP or any other plan of the Company or its Subsidiaries that has been approved by the Stockholders and may be granted concurrently with or after the grant of the option. Such rights with respect to outstanding options shall be issued only with the consent of the participant if the effect would be to disqualify an ISO, change the date of grant or the exercise price or otherwise impair the participant's existing options.

        The Committee shall determine the terms and conditions of any Tax Benefit Rights granted and the participants to whom such rights will be granted with respect to options under the SIP or any other plan of the Company. The Committee may amend, cancel, limit the term of or limit the amount payable under a Tax Benefit Right at any time prior to the exercise of the related option, unless otherwise provided under the terms of the Tax Benefit Right. The net amount of a Tax Benefit Right, subject to withholding, may be used to pay a portion of the option price, unless otherwise provided by the Committee.

Other Share Based Awards

        The Committee is authorized to grant other stock-based awards subject to such terms and conditions as it may prescribe.

Nontransferability of Awards

        Unless otherwise set forth by the Committee in the award agreement, Awards (other than vested shares) granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution; provided, however, that a participant may designate one or more beneficiaries to receive any exercisable or vested Awards following his or her death and non-qualified stock options may be transferred to certain permitted transferees such as family members and a family trust.

Change of Control

        In the event of a change of control, all Awards granted under the SIP that are outstanding but not yet exercisable (or subject to restrictions), shall immediately become exercisable, all restrictions shall lapse, and any performance criteria shall be deemed satisfied, unless otherwise provided in the applicable Award agreement. In addition, for a period of up to 60 days following a change of control, a participant may elect to surrender any outstanding award and receive a cash payment equal to the value of such award, with the value of any shares being determined for this purpose based on the "change of control price" (essentially, the higher of the highest reported sales price during the 30 days preceding the change of control or the highest price paid or offered in the transaction). In general, a change in control occurs if (1) a person other than the Company and its affiliates, is or becomes a "beneficial owner," either directly or indirectly, of 20% of the outstanding voting securities of the Company; (2) the composition of the Board of Directors changes whereby directors at the effective date of the Plan, including new directors approved by a vote of a majority of the directors then in office and any directors previously so approved, cease to constitute a majority of the Board; or (3) the shareholders of the Company approve a merger, consolidation, recapitalization, reorganization, reverse split of any class of voting securities, acquisition of securities or assets, a plan of complete liquidation of the Company, or an agreement for the sale of all or substantially all of the Company's assets (subject to certain exceptions).

Federal Income Tax Consequences

        THE FOLLOWING DISCUSSION IS INTENDED TO PROVIDE AN OVERVIEW OF THE U.S. FEDERAL INCOME TAX LAWS WHICH ARE GENERALLY APPLICABLE TO AWARDS GRANTED UNDER THE PLAN AS OF THE DATE OF THE PROXY STATEMENT. PEOPLE OR ENTITIES IN DIFFERING CIRCUMSTANCES MAY HAVE DIFFERENT TAX CONSEQUENCES, AND THE TAX LAWS MAY CHANGE IN THE FUTURE. THIS DISCUSSION IS NOT TO BE CONSTRUED AS TAX ADVICE.

        A recipient of a stock option or SAR will not have taxable income on the date of grant. Upon the exercise of nonqualified options and SARs, the participant will recognize ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.

        Purchase of shares upon exercise of an ISO will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition either will be long-term capital gain or loss or ordinary income, depending upon how long the participant has held the shares. Any ordinary income recognized will be in the amount, if any, by which the lesser of (1) the fair market value of such shares on the date of exercise, or (2) the amount realized from the sale exceeds the exercise price.

        Upon receipt of a restricted share, restricted share unit, dividend equivalents, a performance unit or a performance share, the participant will not have taxable income except that in the case of restricted shares, the participant may elect to be taxed at the time of the award. Absent such election, upon vesting the participant will recognize ordinary income equal to the fair market value of the shares or restricted shares at such time. With respect to restricted share units, performance units, dividend equivalents and performance shares, upon payment in cash or unrestricted shares, the participant will recognize ordinary income equal to the amount of cash and the fair market value of the stock at the time of payment.

        Upon receipt of Tax Benefit Rights, the participant will recognize ordinary income.

        The Committee may permit participants to satisfy tax withholding requirements in connection with the exercise or receipt of an Award by (1) electing to have the Company withhold otherwise deliverable shares, or (2) delivering to the Company then owned shares having a value equal to the amount required to be withheld.

        The Company will be entitled to a tax deduction for an Award in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Internal Revenue Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. The Company can preserve the deductibility of certain compensation in excess of $1 million, however, if the Company complies with conditions imposed by Section 162(m), including (1) the establishment of a maximum amount with respect to which Awards may be granted to any one employee during a specified time period, and (2) for restricted shares, restricted share units, performance units and performance shares inclusion in the Plan of performance goals which must be achieved prior to payment. The Plan has been designed to permit the Committee to grant Awards that satisfy the requirements of Section 162(m).

Amendment and Termination

        The Board generally may amend or terminate the SIP at any time and for any reason but, in accordance with Section 162(m) of the Internal Revenue Code and Rule 16b-3 under the Securities Exchange Act of 1934, certain material amendments to the SIP will be subject to shareholder approval. Provisions within the SIP that are applicable to directors' Awards may not be amended more than once every six months, other than to comply with the Internal Revenue Code and the Employee Retirement Income Security Act of 1974 and rules thereunder.

Effective Date and Term of the SIP

        The Stock Incentive Plan, as amended, shall become effective January 1, 2003, subject to shareholder approval. The Plan will continue in effect until December 31, 2013, unless terminated sooner by the Board of Directors.

Vote Required for Approval

        The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the annual meeting will be required for adoption of the proposal. Any shares not voted, whether by abstention, broker non-votes or otherwise, have no impact on the adoption of the proposal. If this proposal is not approved by the shareholders, the amendments to the SIP will not be implemented and the existing SIP will remain in effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS TO THE CAP ROCK ENERGY CORPORATION STOCK INCENTIVE PLAN.

4.
PROPOSAL TO APPROVE THE CAP ROCK ENERGY CORPORATION STOCK FOR COMPENSATION PLAN.

        In June 2002, the Company's Board of Directors adopted the Cap Rock Energy Corporation Stock for Compensation Plan (the "SCP"), subject to shareholder approval. The SCP provides a means for eligible employees and directors of the Company and designated subsidiaries to receive shares of the Company's common stock or restricted share units in lieu of cash compensation. The Board believes that the SCP will promote the interests of the Company and its shareholders by assisting the Company in attracting, retaining and stimulating the performance of employees and directors, and by aligning their interests through ownership of common stock with the interests of shareholders, and provide a method for the Company to reduce short term cash requirements. Shareholder approval of the SCP is required under the rules of the American Stock Exchange on which the Company's shares are listed.

Shares Subject to the SCP

        The Company's shareholders are being asked to authorize the issuance of up to 500,000 shares of common stock under the SCP, subject to adjustment from time to time for stock dividends, recapitalization, merger, spin-off and certain other changes in capitalization as provided in the SCP. A restricted share unit is equivalent to one share of common stock, with specific terms and conditions as the Committee may determine.

Administration

        The SCP will be administered by the Compensation Committee of the Board of Directors or such other committee as may be appointed by the Board of Directors to administer the SCP. Two or more members of the Committee must qualify as "disinterested persons" under Rule 16b-3 under the Securities Exchange Act of 1934. The Committee is authorized to administer and interpret the SCP and to make such rules and regulations, as it deems necessary to administer the SCP.

Eligibility

        The SCP enables eligible employees and directors of the Company and its subsidiaries, designated by the Committee, to receive shares of common stock or restricted share units in lieu of cash compensation. The actual number of employees who will receive Awards under the SCP cannot be determined because selection for participation in the SCP is in the sole discretion of the Committee.

Stock Purchases

        Eligible employees and directors will be able to designate a portion of their base salary, incentive compensation or director fees that will be utilized to acquire shares of the Company's common stock or restricted share units. The Committee may authorize purchases at a discount not to exceed 50% of the market price for the shares, require that the receipt of shares be deferred for a minimum period, and require that all or a portion of any shares acquired at a discount be subject to forfeiture if certain restrictions established by the Committee are not met. To the extent the Company may pay a dividend on its common stock, participants will also receive dividend equivalents on any share units.

        The average of the high and low prices of a share of the Company's common stock on October 25, 2002, was $10.45, as reported on the American Stock Exchange.

Dividend Equivalents

        Dividend equivalents are rights to receive cash, shares or other property equal in value to dividends paid with respect to a specified number of shares. In connection with an Award, the Board may grant dividend equivalents to a participant based on the dividends declared on the shares for record dates during the period between the date an award is granted and the date such award is exercised or the date all conditions of the Award shall have been satisfied. Dividend equivalents may be paid or distributed when accrued or deemed to have been reinvested in additional shares or other investment vehicles as determined by the Committee.

        Dividend equivalents shall be subject to all conditions and restrictions associated with the underlying Awards to which they relate.

        The Company does not currently pay a dividend.

Nontransferability of Awards

        Unless otherwise established by the Committee, Awards other than vested shares granted under the SCP may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution; provided, however, that a participant may designate one or more beneficiaries to receive any exercisable or vested Awards following his or her death.

Change of Control

        In the event of a change of control, all Awards granted under the SCP that are outstanding but not yet exercisable (or subject to restrictions), shall immediately become exercisable, all restrictions shall lapse, and any performance criteria shall be deemed satisfied, unless otherwise provided in the applicable Award agreement. In addition, for a period of up to 60 days following a change of control, a participant may elect to surrender any outstanding award and receive a cash payment equal to the value of such award, with the value of any shares being determined for this purpose based on the "change of control price" (essentially, the higher of the highest reported sales price during the 30 days preceding the change of control or the highest price paid or offered in the transaction). In general, a change in control occurs if (1) a person other than the Company and its affiliates is or becomes a "beneficial owner," either directly or indirectly, of 20% of the outstanding voting securities of the Company; (2) the composition of the Board of Directors changes whereby directors at the effective date of the Plan, including new directors approved by a vote of a majority of the directors then in office and any directors previously so approved, cease to constitute a majority of the Board; or (3) the shareholders of the Company approve a merger, consolidation, recapitalization, reorganization, reverse split of any class of voting securities, acquisition of securities or assets, a plan of complete liquidation of the Company, or an agreement for the sale of all or substantially all of the Company's assets (subject to certain exceptions).

Federal Income Tax Consequences

        THE FOLLOWING DISCUSSION IS INTENDED TO PROVIDE AN OVERVIEW OF THE U.S. FEDERAL INCOME TAX LAWS WHICH ARE GENERALLY APPLICABLE TO AWARDS GRANTED UNDER THE PLAN AS OF THE DATE OF THE PROXY STATEMENT. PEOPLE OR

ENTITIES IN DIFFERING CIRCUMSTANCES MAY HAVE DIFFERENT TAX CONSEQUENCES, AND THE TAX LAWS MAY CHANGE IN THE FUTURE. THIS DISCUSSION IS NOT TO BE CONSTRUED AS TAX ADVICE.

        Upon receipt of a restricted share unit or dividend equivalents the participant will not have taxable income. Unless otherwise deferred, upon vesting the participant will recognize ordinary income equal to the fair market value of the shares or restricted share units at such time. With respect to restricted share units and dividend equivalents, upon payment in cash or unrestricted shares, the participant will recognize ordinary income equal to the amount of cash and the fair market value of the stock at the time of payment.

        The Committee may permit participants to satisfy tax withholding requirements in connection with the exercise or receipt of shares by (1) electing to have the Company withhold otherwise deliverable shares, or (2) delivering to the Company then owned shares having a value equal to the amount required to be withheld.

        The Company will be entitled to a tax deduction in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Internal Revenue Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million.

Amendment and Termination

        The Board of Directors has the power to amend, suspend or terminate the SCP.

Effective Date and Term of the SCP

        The SCP shall become effective July 1, 2002, subject to shareholder approval. The SCP will continue in effect until June 30, 2012, unless sooner terminated by the Board of Directors.

Vote Required for Approval

        The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the Annual Meeting will be required for adoption of this proposal. Any shares not voted, whether by abstention, broker non-votes or otherwise, have no impact on the adoption of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE CAP ROCK ENERGY CORPORATION STOCK FOR COMPENSATION PLAN.

5.
PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 2002.

        The Audit Committee has recommended KPMG LLP as independent public accountants to audit the books, records and accounts of the Company and its subsidiaries for the year 2002. The Board of Directors has endorsed this appointment.

        The Audit Committee will review the fees to be paid to and the services to be provided by KPMG LLP, the independent public accounting firm selected for 2002. The Audit Committee has considered, and will consider, whether the provision of non-audit services is compatible with maintaining the independence of our independent public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        The rules of the Securities and Exchange Commission require our directors and executive officers to file reports of their holdings and transactions in our common stock. Based solely on our review of the copies of reports filed under Section 16(a) of the Exchange Act and written representations that no other reports were required, we believe that, during the fiscal year ended December 31, 2001, all required filings applicable to our executive officers, directors and owners of more than ten percent of our common stock were made and that such persons were in compliance with the Exchange Act requirements.

Shareholder Proposals

        The 2003 Annual Meeting of Shareholders is tentatively scheduled to be held on August 27, 2003. Specific proposals of shareholders intended to be presented at the 2003 meeting must comply with the requirements of the Exchange Act and our Articles of Incorporation. In order to be included in our 2003 proxy materials mailed to shareholders, our Corporate Secretary must receive shareholder proposals by April 30, 2003. If a shareholder intends to present a proposal at the 2003 Annual Meeting other than pursuant Rule 14a-8 under the Exchange Act, the proposal must be received by our Corporate Secretary between April 1, 2003 and April 30, 2003. If the proposal is not received during such period, the proxies designated by our Board of Directors for the 2003 Annual Meeting may vote in their discretion on any such proposal for which they have been appointed proxies, without mention of such matter in the proxy statement for such meeting or on the proxy card for such meeting.

Independent Public Accountants

        Effective July 26, 2002, Arthur Andersen LLP was dismissed and KPMG LLP was engaged as the principal independent accountant for the Company. The decision to change accountants was approved by the Company's Audit Committee. The reports of Arthur Andersen LLP on the financial statements of the Company's predecessor for the period ended December 31, 2001, did not contain any adverse opinions or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

        There were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which agreements, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference to the subject matter of the disagreements in connection with its reports. The Company requested that Arthur Andersen furnish a letter addressed to the SEC stating whether or not it agreed with the above statements. The Company was unable to obtain that letter.

        Representatives of Arthur Andersen LLP will not be in attendance at the annual meeting, nor available to respond to questions from shareholders.

        In addition to performing the audit of our consolidated financial statements, Arthur Andersen LLP provided various other services during the 2001 transition period. The aggregate fees billed by Arthur Andersen LLP during that period for each of the following categories of services are set forth below:

Audit fees	$214,000
Financial information systems design and implementation	$—
All other fees (1)	$277,000

Total fees	$491,000

(1)
Includes consultation work performed with respect to strategic restructuring and business transactions, and tax preparation of the Company, subsidiaries and any benefit plans.

Annual Report to Shareholders

        Our Annual Report to Shareholders for the nine months ended December 31, 2001, was mailed to shareholders prior to the mailing of this proxy statement. The Annual Report contains audited financial statements and is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

Other Business

        Under the laws of Texas, where we are incorporated, no business other than procedural matters may be raised at the Annual Meeting unless proper notice to the shareholders has been given. We do not expect any business to come up for shareholder vote at the meeting other than the election of directors and the proposals contained in this proxy. If, however, any other matters properly come before the meeting, your proxy card authorizes the persons named as proxies to vote in accordance with their judgment on such other matters.

Questions

        If you have any questions or need more information about the annual meeting, please contact:

Cap Rock Energy Corporation Attn: Peg Geer Investor Relations 500 W. Wall, Suite 400 Midland, Texas 79701 Phone: 915-684-0302
On behalf of the Board of Directors,
/s/ RONALD W. LYON RONALD W. LYON Corporate Secretary

Midland, Texas November 8, 2002

AUDIT COMMITTEE CHARTER

I. Composition of the Audit Committee

        The Audit Committee (the "Committee") of Cap Rock Energy Corporation (the "Company") shall be comprised of at least three directors, each of whom the Board has determined has no material relationship with the Company and each of whom meets the experience and independence requirements of the American Stock Exchange ("AMEX"), Section 10A(m)(3) of the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission. The Board shall designate one member of the committee as its Chairperson. If an Audit Committee Chair is not appointed by the Board of Directors or the appointed Chair is not present at a committee meeting, the members of the Committee may designate a Chair by a majority vote of the Committee membership present at the meeting. The Board shall determine that each member is "financially literate" and that at least one member of the Audit Committee is a financial expert as defined by the Securities and Exchange Commission (the "SEC").

        No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit

        No member of the Audit Committee may receive any compensation from the Company other than (i) director's fees (including cash, and/or stock based awards), (ii) a pension or other deferred compensation for prior service that is not contingent on future service, and (iii) any other regular benefits that other directors receive.

II. Purposes of the Audit Committee

        The purposes of the Audit Committee are to:

  A.
  Assist Board oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the independent auditors; and

  B.
  Prepare the report required of the Audit Committee pursuant to the rules of the Securities and Exchange Commission for inclusion in the Company's annual proxy statement.

        The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements prior to the filing of the annual report on Form 10-K, review of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors), and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

        The independent auditors shall submit to the Company annually a formal written statement (the "Auditors' Statement") describing, to the extent permitted under applicable auditing standards: the auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board No. 1.

        The independent auditors shall submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the independent auditors for the most recent fiscal year, in the aggregate and by each service.

III. Meetings of the Audit Committee

        The Audit Committee shall meet at least four times per year, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee should meet separately at least quarterly with management, and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. Duties and Powers of the Audit Committee

        To carry out its purposes, the Audit Committee shall have the following duties and powers:

  A.
  With respect to the independent auditors:
  i.
  to retain and terminate the independent auditors;

  ii.
  to approve all audit engagement fees and terms, as well as all significant non-audit engagements;

  iii.
  to ensure that the independent auditors prepare and deliver annually an Auditor's Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company's independent auditors;

  iv.
  if applicable, to consider whether the independent auditors' provision of (a) information technology consulting services relating to financial information systems design and implementation and (b) other non-audit services to the Company is compatible with maintaining the independence of the independent auditors, and is in compliance with applicable laws and regulations;

    v.
    to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

    vi.
    to discuss with management the timing and process for implementing the rotation of the lead audit partner of the audit firm itself;

    vii.
    to take into account the opinions of management in assessing the independent auditors' qualifications, performance and independence; and

    viii.
    to instruct the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders.
  B.
  With respect to financial reporting principles and policies and internal audit controls and procedures:
  i.
  to advise management and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

  ii.
  to consider any reports or communications (and management's responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:
  a.
  deficiencies noted in the audit in the design or operation of internal controls;

  b.
  consideration of fraud in a financial statement audit;

  c.
  detection of illegal acts;

  d.
  the independent auditor's responsibility under generally accepted auditing standards;

  e.
  any restriction on audit scope;

  f.
  significant accounting policies;

  g.
  significant issues discussed with the public accounting firm's national office;

  h.
  management judgments and accounting estimates;

  i.
  adjustments arising from the audit;

  j.
  the responsibility of the independent auditor for other information in documents containing audited financial statements;

  k.
  disagreements with management;

  l.
  consultation by management with other accountants;

  m.
  major issues discussed with management prior to retention of the independent auditor;

  n.
  difficulties encountered with management in performing the audit;

  o.
  the independent auditor's judgments about the quality of the Company's accounting principles;

  p.
  reviews of interim financial information conducted by the independent auditor.

    iii.
    To meet with management of the outside auditors:
    a.
    to discuss the scope of the annual audit;

    b.
    to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

    c.
    to discuss any significant matters arising from any matters referred to above, whether raised by management or the independent auditors, relating to the Company's financial statements;

    d.
    to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activity or access to requested information and any significant disagreements with management;

    e.
    to discuss any noted or proposed accounting adjustments that were not made and any communication between the independent auditor and its national office:

    f.
    to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders;

    g.
    to discuss any significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent auditors or management;

    h.
    to discuss, as appropriate: (1) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (2) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (3) any other major issues regarding accounting principles and financial statements; and

    i.
    to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.
    iv.
    to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

    v.
    to discuss with the Company's General Counsel any significant legal matters that may have a material effect on the financial statements or the Company's compliance policies, including material notices to or inquiries received from governmental agencies;

    vi.
    to discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, which discussions may occur after issuance;

    vii.
    to establish hiring policies for employees or former employees of the outside auditors; and

    viii.
    to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, and to discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

  C.
  With respect to reporting and recommendations:
  i.
  to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company's annual proxy statement;

  ii.
  to review this Charter at least annually and recommend any changes to the full Board of Directors;

  iii.
  to report its activities to the full Board of Directors on a regular basis and to make recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and

  iv.
  to prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this Charter, and set fort the goals and objectives of the Audit Committee for the upcoming year. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

  v.
  to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal auditing controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

V. Delegation to Subcommittee

        The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

VI. Resources and Authority of the Audit Committee

        The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special or independent counsel, accountants or other experts, as it deems appropriate, without seeking approval of the Board or management.

Computershare +

Cap Rock Energy Corporation

Computershare Investor Services
2 North LaSalle Street
Chicago IL 60602
www.computershare.com

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000 0000000000 0 0000 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext

☐ Mark this box with an X if you have made changes to your
name or address details above.

Annual Meeting Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON DECEMBER 2, 2002.

Lee D. Atkins and Ronald W. Lyon, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at the Cap Rock Energy Corporation Annual Meeting of Shareholders to be held on December 2, 2002, or at any adjournments or postponements thereof, and to vote, as indicated on the reverse side, the shares of Common Stock which the undersigned would be entitled to vote if personally present at said meeting. The above named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournments or postponements thereof, in accordance with their best judgment.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

☐                                                         5 U P X        HHH        P P P P        001203                                                         +

You have the option to access future annual reports, proxy statements, and other proxy solicitation materials over the Internet, instead of receiving those documents in paper form. Participation is voluntary. If you give your consent, in the future when such material is available over the Internet, you will receive notification that will contain the Internet location where the material is available. The material will be presented in PDF format. There is no cost to you for this service other than any charges imposed by your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise in writing. You may revoke your consent, or request paper copies of the material, at anytime by notifying Peg Geer at Cap Rock Energy Corporation, 500 W. Wall, Suite 400, Midland, Texas 79701 via U.S. Mail or by phone at 915-684-0302.

To give your consent, check the appropriate box located on the reverse of the attached proxy card and return with your proxy.

Annual Meeting Proxy Card
Use a black pen. Mark with an X inside the grey areas as shown in this example. ☒
Holder Account Number C 1234567890 J N T
Proxy - Cap Rock Energy Corporation
The Board of Directors recommends a vote FOR all proposals. All shares will be voted as directed below. If no direction is given when the duly executed proxy is returned, all shares will be voted FOR all proposals.
A Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.
	For All	Withhold All*
01 - Michael D. Schaffner 02 - Newell W. Tate	☐	☐	*If you wish to withhold authority to vote for any individual nominee, write that nominee's name or number here ___________________________________________________.
B Issues
The Board of Directors recommends a vote FOR the following proposals.
	For	Against	Abstain
2. Proposal to approve amendments to the Cap Rock Energy Corporation Employee Stock Purchase Plan.	☐	☐	☐	Mark this box with an X if you will attend the Annual Meeting.
3. Proposal to approve amendments to the Cap Rock Energy Corporation Stock Incentive Plan.	☐	☐	☐	I consent to access future annual reports, proxy statements and other proxy soliciting material over the Internet as described on the reverse hereof.
4. Proposal to approve the Cap Rock Energy Corporation Stock for Compensation Plan.	☐	☐	☐
5. Proposal to ratify the appointment of KPMG LLP as independent public accountants for 2002.	☐	☐	☐
C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as your name appears on the reverse side. Joint owners should each sign. When signing on behalf of a corporation or partnership or as attorney, executor, administrator, trustee or guardian, please give full title as such. (Title may be written in Signature 2 box.)

Signature 1 - Please keep signature within the box        Signature 2 - Please keep signature within the box        Date (mm/dd/yyyy)

☐                                                         6 U P X        HHH        P P P P        001203                                                         +

CAP ROCK ENERGY CORPORATION Monday, December 2, 2002 11:00 a.m. Eastern Standard Time Board Room at the American Stock Exchange 86 Trinity Place, New York, New York, 10006-1872	2002 Annual Meeting of Shareholders Please bring this ticket to the Annual Meeting

For the purpose of considering and acting upon the election of two Class I directors, to approve the adoption or amendment of certain stock compensation plans, to ratify the appointment of independent public accountants, and such other business as may properly come before the meeting or any adjournments or postponements thereof.
Please Admit ___________________
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Holder Account Number C 1234567890 J N T
Non-Transferable

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
VOTING PROCEDURES—QUESTIONS AND ANSWERS
Continuing Directors
BENEFICIAL OWNERSHIP OF VOTING SECURITIES
COMPENSATION OF NAMED EXECUTIVE OFFICERS
PERFORMANCE GRAPH
PROPOSED STOCK COMPENSATION PLANS
ADDITIONAL INFORMATION
AUDIT COMMITTEE CHARTER